Exhibit 10.1

AMENDMENT NO. 2

THIS AMENDMENT NO. 2, dated as of March 22, 2012 (this “Amendment”), of the Credit Agreement referenced below by and among ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation, and ARMSTRONG WOOD PRODUCTS, INC., a Delaware corporation, as Borrowers, the Guarantors identified herein and BANK OF AMERICA, N.A., as Administrative Agent for and on behalf of the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

W I T N E S S E T H

WHEREAS, a $1.05 billion revolving credit facility has been established pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of November 23, 2010 (as amended and modified, the “Credit Agreement”) by and among Armstrong World Industries, Inc., a Pennsylvania corporation, and Armstrong Wood Products, Inc., a Delaware corporation, as Borrowers, certain subsidiaries of Armstrong World Industries, Inc., as Guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent and Collateral Agent;

WHEREAS, the Borrowers have requested certain modifications to the Credit Agreement, including, among other things, the establishment of a $250 million add-on term loan to the Term Loan B (the “Add-On Term Loan B”); and

WHEREAS, the Lenders have agreed to the requested amendments on the terms and conditions set forth herein and have directed the Administrative Agent to enter into this Amendment on their behalf.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment. The Credit Agreement is, effective as of the Amendment No. 2 Effective Date (as defined below), hereby amended as follows:

1.1. In Section 1.01 (Defined Terms), the following terms are added, or amended, to read as follows:

“Add-On Term Loan B” means an add-on term loan to the Term Loan B in the aggregate principal amount of $250 million, disbursed by certain Lenders to AWI, net of original issue discount, on the Amendment No. 2 Effective Date.

“Amendment No. 2” means Amendment No. 2, dated as of March 22, 2012, to this Credit Agreement.

“Amendment No. 2 Effective Date” means the date on which the conditions to effectiveness for Amendment No. 2 have been met and Amendment No. 2 becomes effective, being March 22, 2012.

“Consolidated Excess Cash Flow” means, for any period for AWI and its Subsidiaries, an amount equal to (a) Consolidated EBITDA minus (b) Consolidated Capital Expenditures paid in cash minus (c) the cash portion of Consolidated Interest Charges minus (d) cash taxes paid minus (e) Consolidated Mandatory Funded Debt Payments minus (f) the amount of any voluntary prepayments of Consolidated Funded Indebtedness (other than voluntary prepayments of revolving lines of credit unless accompanied by a corresponding permanent reduction in the commitments thereunder) during such fiscal year plus (g) Consolidated Net Changes in Working Capital minus (h) the aggregate amount of cash consideration paid during the period for Permitted Acquisitions minus (i) the aggregate amount of Restricted Payments (other than the Special Dividend and the Second Special Dividend) paid in cash by AWI during the period minus (j) cash expenditures not deducted in calculating Consolidated EBITDA minus (k) all non-cash credits included in Consolidated EBITDA minus (l) cash payment in respect of long-term liabilities other than Indebtedness, minus (m) losses on sales of assets (cash and non-cash), plus (iv) gains on sales of assets (cash and non-cash), in each case on a consolidated basis determined in accordance with GAAP.

“Insurance Subsidiary” means a Subsidiary established by AWI or any of its Subsidiaries for the purpose of, and to be engaged solely in the business of, insuring the businesses or facilities owned or operated by AWI or any of its Subsidiaries or joint ventures or to insure unrelated businesses, provided that such unrelated business premiums do not exceed 35% of the annual premiums collected by such Subsidiary.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested, as determined at the time of each such Investment, without adjustment for subsequent increases or decreases in the value of such Investment, net of (i) any return representing a return of capital with respect to such Investment and (ii) any dividend, distribution or other return on capital with respect to such Investment.

“Material Domestic Subsidiary” means any Domestic Subsidiary of AWI that individually, or together with its Subsidiaries on a consolidated basis, has assets of more than $2,000,000; provided, that in no event shall any Insurance Subsidiary or Securitization Subsidiary constitute a Material Domestic Subsidiary.

“Material First-Tier Foreign Subsidiary” means (a) Armstrong World Industries (Australia) Pty. Ltd., (b) Armstrong World Industries Canada Ltd. and (c) any other First-Tier Foreign Subsidiary that individually, or together with its Subsidiaries on a consolidated basis, has assets of more than $10,000,000; provided, however, that notwithstanding the foregoing, the following Foreign Subsidiaries shall not constitute Material First-Tier Foreign Subsidiaries: (i) any Foreign Subsidiary organized under the laws of the People’s Republic of China or any state or other political subdivision thereof; (ii) any Insurance Subsidiary; and (iii) any other Foreign Subsidiary if a pledge of such Foreign Subsidiary’s Capital Stock violates any Law or could reasonably be expected to have an adverse effect on the business of such Foreign Subsidiary.

“Second Special Dividend” means a dividend payable to shareholders of AWI in an amount not to exceed $525 million declared on or after the Amendment No. 2 Effective Date.

1.2. In Section 2.01(c) (Term Loan B), a new clause (iii) is added as follows:

(iii) Add-On Term Loan B. On the Amendment No. 2 Effective Date, the aggregate principal amount of the Term Loan B was increased by the Add-On Term Loan B.

1.3. In Section 2.01(d) (Incremental Loan Facilities), clause (i) is amended to read as follows:

(i) the aggregate amount of loans and commitments for all Incremental Loan Facilities established after the Amendment No. 2 Effective Date (and establishment of the Add-On Term Loan B) shall not exceed the greater of (A) FOUR HUNDRED MILLION DOLLARS ($400,000,000) or (B) up to a Consolidated Net Secured Leverage Ratio of 2.5:1.0;

1.4. In Section 2.05(b)(iv) (Mandatory Prepayments — Excess Cash Flow) the lead-in language is amended to read as follows:

(iv) Excess Cash Flow. AWI shall make, or cause AWP to make, prepayment on the Loan Obligations in an amount equal to the percentage of Consolidated Excess Cash Flow for fiscal years ending December 31, 2013 and thereafter as shown below:

1.5. Section 2.05(d)(ii) (Repricing Transaction Premium — Reconstituted Term Loan B) is amended to read as follows:

(ii) Reconstituted Term Loan B. After the Amendment No. 2 Effective Date, if the Borrowers make a voluntary prepayment of the Term Loan B within six months of the Amendment No. 2 Effective Date in connection with any Repricing Transaction, then the Borrowers will pay to the Administrative Agent for the ratable benefit of the Term Loan B Lenders, a prepayment premium in an amount equal to one percent (1.00%) of the principal amount so prepaid.

1.6. In Section 2.07(d) (Repayment of Loans — Term Loan B), the amortization schedule is amended to read as shown on Schedule 2.07(d).

1.7. Section 6.10 (Insurance) is amended to read as follows:

6.10 Insurance. The properties of AWI and its Subsidiaries are insured with financially sound and reputable insurance companies which may be Insurance Subsidiaries, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where AWI or the applicable Subsidiary operates. The insurance coverage of the Loan Parties as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.10.

1.8. Section 7.07 (Maintenance of Insurance) is amended to read as follows:

7.07 Maintenance of Insurance. Maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) with financially sound and reputable insurance companies which may be Insurance Subsidiaries, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where AWI or the applicable Subsidiary operate. The Collateral Agent shall be named as lender’s loss payee, with respect to property insurance, and as additional insured, with respect to general liability insurance.

1.9. Section 7.11 (Use of Proceeds) is amended to read as follows:

7.11 Use of Proceeds. Use the proceeds of the Credit Extensions (a) to finance the Special Dividend and the Second Special Dividend, (b) to refinance existing indebtedness, including indebtedness under the Existing Credit Agreement and (c) to finance working capital, capital expenditures and other lawful corporate purposes; provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.

1.10. In Section 8.02 (Investments), subsections (g), (h) and (r) are amended, subsection (s) is renumbered as (t) and a new subsection (s) added to read as follows:

(g) Investments made after the Closing Date in Domestic Subsidiaries that are not Guarantors, Foreign Subsidiaries and joint ventures, provided that the aggregate principal amount outstanding of all such Investments made by Loan Parties pursuant to this clause (g) shall not exceed on the date any such Investment is made an amount equal to the greater of (A) the sum of (i) ten percent (10%) of Consolidated Total Assets, plus (ii) to the extent not reflected in the definition of “Investment”, the aggregate amount of dividends and distributions made by any Domestic Subsidiary that is not a Guarantor, Foreign Subsidiary or joint venture to AWI or any of its wholly-owned Domestic Subsidiaries after the Closing Date, or (B) $300,000,000;

(h) to the extent not prohibited by applicable Law, loans or advances to officers, directors and employees of AWI and its Subsidiaries made in the ordinary course of business, (i) for travel, entertainment, relocation and other ordinary business purposes, (ii) so long as no Default or Event of Default has occurred and is continuing, in connection with such Person’s purchase of Capital Stock and Capital Stock Equivalents of AWI in an aggregate principal amount outstanding under this clause (ii) not to exceed $10,000,000 and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding under this clause (iii) not to exceed $5,000,000;

(r) other Investments, provided that the aggregate principal amount outstanding of all such Investments made pursuant to this clause (r) shall not exceed on the date any such Investment is made an amount equal to the sum of (i) $100,000,000, plus (ii) fifty percent (50%) of cumulative Consolidated Excess Cash Flow from October 1, 2010, minus (iii) the aggregate amount of Restricted Payments (other than the Special Dividend and the Second Special Dividend) made after the Closing Date in excess of $25,000,000; provided that after giving effect thereto in any such case, AWI and its Domestic Subsidiaries will have minimum Liquidity of not less than $50,000,000;

(s) in the event AWI or any of its Subsidiaries shall establish any Insurance Subsidiary, Investments in an aggregate amount that does not exceed the minimum amount of capital required under the Laws of the jurisdiction in which the Insurance Subsidiary is formed (or any greater amount as may be reasonable and prudent), plus the amount of any reasonable general corporate and overhead expense of such Insurance Subsidiary; and

1.11. In Section 8.03 (Indebtedness), subsection (s) is amended to read as follows:

(s) Indebtedness of Foreign Subsidiaries of AWI in an aggregate amount not in excess of ten percent (10.0%) of Consolidated Foreign Assets; and

1.12. In Section 8.06 (Restricted Payments), subsection (h) is renumbered as (i) and a new subsection (h) is added, to read as follows:

(h) the Second Special Dividend up to $525 million; provided that the dividend is declared and paid on or before June 30, 2012; and

1.13. Section 8.11(b) (Financial Covenants — Consolidated Net Leverage Ratio) is amended to read as follows:

(b) Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio as of the end of any fiscal quarter of AWI to be greater than:

September 30,
Fiscal Quarters Ending	Maximum Consolidated Net Leverage Ratio
Closing Date through December 31, 2013	4.5:1.0
After December 31, 2013 through March 31, 2015	4.0:1.0
After March 31, 2015	3.75:1.0

Section 2. Representations and Warranties, No Default. Each of the Loan Parties hereby represents and warrants that as of the Amendment No. 2 Effective Date, after giving effect to the amendments set forth in this Amendment, (i) no Default or Event of Default exists and is continuing and (ii) all representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof, as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

Section 3. Effectiveness. Section 1 of this Amendment shall become effective on the date (such date, if any, the “Amendment No. 2 Effective Date”) that the following conditions have been satisfied:

(i) Consents. The Administrative Agent shall have received (i) signed consents to this Amendment from the Required Lenders, and (ii) executed signature pages hereto from each Loan Party;

(ii) Lender Joinder Agreement. The Administrative Agent shall have received a fully executed Lender Joinder Agreement for the Add-On Term Loan B;

(iii) Fees. The Administrative Agent shall have received all fees required to be paid, and all expenses (including the reasonable fees and expenses of legal counsel), on or before the Amendment No. 2 Effective Date;

(iv) Legal Opinions. The Administrative Agent shall have received a favorable legal opinions from Cleary Gottlieb Steen & Hamilton LLP and Morgan, Lewis & Bockius LLP, counsel to the Loan Parties, covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent;

(v) Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of AWI dated the Amendment No. 2 Effective Date certifying that (a) all representations and warranties shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date (although any representations and warranties which expressly relate to a given date or period shall be required to be true and correct in all material respects as of the respective date or for the respective period, as the case may be), before and after giving effect to the borrowing and to the application of the proceeds therefrom, as though made on and as of such date and (b) no Default or Event of Default shall have occurred and be continuing;

(vi) Closing Certificates. The Administrative Agent shall have received from the Loan Parties certified copies of resolutions and Organization Documents, or “no change” certifications from the deliveries made on the Closing Date, and updated incumbency certificates and specimen signatures, as appropriate; and

(vii) Notice of Borrowing. The Administrative Agent shall have received a notice of borrowing for the Add-On Term Loan B.

Section 4. Guarantor Acknowledgment. Each Guarantor acknowledges and consents to all of the terms and conditions of this Amendment, affirms its guaranty obligations under and in respect of the Loan Documents and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Guarantor’s obligations under the Loan Documents, except as expressly set forth therein.

Section 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7. Expenses. The Borrowers agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen PLLC.

Section 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9. Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, any other Agent or the Issuing Lenders, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Collateral Documents. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 2 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:	ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation

	By:	/s/ Thomas J. Waters
	Name:	Thomas J. Waters
	Title:	Vice President and Treasurer

ARMSTRONG WOOD PRODUCTS, INC., a Delaware corporation

	By:	/s/ Thomas J. Waters
	Name:	Thomas J. Waters
	Title:	Treasurer

ARMSTRONG WORLD INDUSTRIES, INC.

AMENDMENT NO. 2

GUARANTORS:	ARMSTRONG REALTY GROUP, INC., a Pennsylvania corporation

	By:	/s/ Thomas J. Waters
	Name:	Thomas J. Waters
	Title:	President

ARMSTRONG VENTURES, INC., a Delaware corporation

	By:	/s/ Thomas J. Waters
	Name:	Thomas J. Waters
	Title:	Assistant Treasurer

AWI LICENSING COMPANY, a Delaware corporation

	By:	/s/ Thomas J. Waters
	Name:	Thomas J. Waters
	Title:	Treasurer

ARMSTRONG HARDWOOD FLOORING COMPANY, a Tennessee corporation

	By:	/s/ Thomas J. Waters
	Name:	Thomas J. Waters
	Title:	Treasurer

PATRIOT FLOORING SUPPLY, INC., a Delaware corporation

	By:	/s/ Thomas J. Waters
	Name:	Thomas J. Waters
	Title:	Vice President and Treasurer

HOMERWOOD HARDWOOD FLOORING COMPANY, a Delaware corporation

	By:	/s/ Thomas J. Waters
	Name:	Thomas J. Waters
	Title:	Treasurer

ARMSTRONG WORLD INDUSTRIES, INC.

AMENDMENT NO. 2

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

	By:	/s/ Kimberly D. Williams
	Name:	Kimberly D. Williams
	Title:	Vice President

ARMSTRONG WORLD INDUSTRIES, INC.

AMENDMENT NO. 2

CONSENT TO AMENDMENT NO. 2

To:	Bank of America, N.A., as Administrative Agent

Date:	March , 2012

Re:	Amended and Restated Credit Agreement dated as of November 23, 2010 (as amended and modified, the “Credit Agreement”) among Armstrong World Industries, Inc., a Pennsylvania corporation, and Armstrong Wood Products, Inc., a Delaware corporation, as Borrowers, the subsidiaries and affiliates identified therein, as Guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Amendment No. 2 (the “Subject Amendment”) to the Credit Agreement.

Ladies and Gentlemen:

This letter serves to confirm our receipt of and consent to the Subject Amendment. We hereby authorize and direct you, as Administrative Agent, to execute and deliver the Subject Amendment on our behalf upon your receipt of executed copies of this Consent from the Required Lenders under the Credit Agreement, and agree that you, the Borrowers and the other Credit Parties may rely on such authorization and direction.

Sincerely, [Type Name of Lender Here In All Caps]

By:
Name: Title:

Schedule 2.07(d)

Schedule of Principal Amortization Payments for the Term Loan B after giving effect to the Add-On Term Loan B contemplated in Amendment No. 2